UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
March 14, 2014

KNIGHT TRANSPORTATION, INC.
(Exact name or registrant as specified in its charter)

Arizona	001-32396	86-0649974
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20002 North 19th Avenue, Phoenix, AZ	85043
(Address of Principal Executive Offices)	(Zip Code)

(602) 269-2000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4c under the Exchange Act (17 CFR 240.12e-4(c)).

Item 5.02(e)	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 14, 2014, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of Knight Transportation, Inc. (the “Company”) granted its named executive officers and other participants restricted stock units (“RSUs”) under the Company’s 2012 Equity Compensation Plan (the “2012 Plan”).  The RSUs are tentative and subject to adjustment based on the Company’s performance.  The RSU grants were made under a new policy adopted by the Compensation Committee intended to align performance goals for equity grants with the Company’s long-term growth and revenue objectives.  Participants receive a grant of RSUs based on a compensation target established by the Committee after taking into account competitive compensation factors which is then divided by the market value of the Company’s stock as of the date of grant.  The number of shares of Common Stock ultimately deliverable to participants will vary based on the Company’s performance for a three-year performance period against the metrics established by the Compensation Committee.  The initial performance period began on January 1, 2014 and runs through December 31, 2016.  The awards vest and shares are deliverable to each participant on the second January 31st following the expiration of the performance period.  RSU grants made to the Company’s named executive officers were:

Name	Position	Tentative RSU Award
Kevin Knight	Chief Executive Officer	66,342
Keith Knight	Chief Operating Officer	17,691
Dave Jackson	President	8,846
Adam Miller	Chief Financial Officer, Secretary and Treasurer	5,529

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KNIGHT TRANSPORTATION, INC.

Dated: March 20, 2014	/s/ Adam W. Miller
Adam W. Miller, Chief Financial Officer